UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2023

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Woodfin Street Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01 Completion of Acquisition or Disposition of Assets
Effective February 12, 2023, HomeTrust Bancshares, Inc. (“HomeTrust”) completed its previously announced merger with Quantum Capital Corp. (“Quantum”), pursuant to an Agreement and Plan of Merger, dated as of July 24, 2022 (the “Merger Agreement”), under which Quantum merged with and into HomeTrust (the “Merger”). Quantum was the parent company of Quantum National Bank, which merged with and into HomeTrust Bank.
As a result of the Merger, each share of Quantum common stock outstanding immediately prior to completion of the Merger is being exchanged for $57.54 in cash and HomeTrust common stock (“HomeTrust Common Stock”) based on a fixed exchange ratio of 2.3942, with cash in lieu of fractional shares being paid based on the closing price per HomeTrust share on the NASDAQ Global Select Market on the day immediately preceding the closing date.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, included as Exhibit 2.1 to the Current Report on Form 8-K that HomeTrust filed on July 25, 2022, and incorporated herein by reference. HomeTrust has also agreed to use its commercially reasonable best efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement covering the shares issued in the Merger (the “Registration Shares”) within 45 business days after the closing date and cause such registration statement to be effective until the earlier of the date on which all Registration Shares are sold or two years from the date the SEC declared the Registration Statement effective.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the Merger, HomeTrust will appoint, subject to any legal or regulatory requirements, Dr. Narasimhulu Neelagaru ("Dr. Neel") as a director of HomeTrust and HomeTrust Bank, in June 2023, to serve for a term ending at the annual meeting following his attaining seventy-five (75) years of age. Dr. Neel may serve for up to two additional one-year terms if the Quantum Principal Stockholders (as defined in the Merger Agreement) continue to own five percent or more of the outstanding HomeTrust Common Stock at that time. The Board committees to which Dr. Neel will be appointed have not yet been determined. The appointment of Dr. Neel as a director of HomeTrust was contemplated by the Merger Agreement.
As a director of HomeTrust and HomeTrust Bank, Dr. Neel is expected to be entitled to the same general compensation arrangement as is provided to the other non-employee directors of HomeTrust and HomeTrust Bank. A description of this arrangement is contained under the heading “Director Compensation” in HomeTrust’s definitive proxy statement filed with the SEC on October 3, 2022 and is incorporated herein by reference.
Item 8.01 Other Events
On February 13, 2023, HomeTrust issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits
(a)    The financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.
(b)    The pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.
(c)    Not applicable.
(d)    The following exhibits are included with this Report or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated July 24, 2022 (filed as Exhibit 2.1 to HomeTrust’s Current Report on Form 8-K filed on July 25, 2022 and incorporated herein by reference)
99.1	Press release dated February 13, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: February 13, 2023	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
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